Exhibit 99.1

News Release
For more information, contact:
Teresa Paulsen	MEDIA
Vice President, Corporate Communication
ConAgra Foods, Inc. tel: 402-595-5210

Chris Klinefelter	ANALYSTS
Vice President, Investor Relations
ConAgra Foods, Inc. tel: 402-595-4154 www.conagrafoods.com

FOR IMMEDIATE RELEASE

CONAGRA FOODS PRESENTS BUSINESS UPDATE AT CONSUMER

CONFERENCE; FISCAL 2008 THIRD-QUARTER EPS TO BE HIGHER

THAN PLANNED

OMAHA, Neb., Feb. 19, 2008 —Today ConAgra Foods, Inc., (NYSE: CAG) will present a company update to the Consumer Analyst Group of New York at that group’s annual conference in Boca Raton, Fla. In his remarks, ConAgra Foods CEO Gary Rodkin will provide an update on the progress of the company’s key initiatives and discuss its current priorities.

Regarding its financial outlook, the company expects (excluding items impacting comparability):

•	Future annual EPS growth of 8-10%.

•	Sales growth exceeding 4% in the near term, and in the range of 4% over the long-term.

•	Return on invested capital to exceed 12% in the near-term and to exceed 13% over the long-term.

•	As previously communicated, the company considers share repurchases to be the benchmark for its capital allocation decisions and values a healthy balance sheet and strong dividend.

Regarding its Fiscal 2008 Third Quarter:

The company announced that diluted EPS from continuing operations for its fiscal 2008 third quarter, which ends Feb. 24, 2008, will be higher than planned. Previously, the company had communicated expectations for fiscal 2008 second-half EPS to be in the range of $0.70,

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CONAGRA FOODS

excluding items impacting comparability, with slightly more EPS in the fiscal third quarter than the fiscal fourth quarter. Today’s announcement regarding the fiscal third quarter is the result of stronger-than-planned performance in the company’s Trading and Merchandising segment as well as its Food and Ingredients segment. Despite improving top-line trends, results for the company’s Consumer Foods segment continue to be negatively impacted by significantly higher input costs, an expected continuation of trends seen earlier this fiscal year. As part of plans previously communicated, the company recently implemented pricing actions for a number of its consumer brands and has announced additional significant increases that will be effective in late March 2008. These actions are expected to be evident in the company’s results for the fiscal third quarter and more significantly in the fiscal fourth quarter.

Because the company has not yet completed its fiscal third quarter, and does not yet know the final details of the quarter’s performance for all of its segments, the company will wait to discuss the specifics of the quarter’s results in the earnings release and conference call scheduled for March 27, 2008. At that time the company will comment on upward revisions to full fiscal 2008 EPS guidance.

ConAgra Foods, Inc., (NYSE:CAG) is one of North America’s leading packaged food companies, serving grocery retailers, as well as restaurants and other foodservice establishments. Popular ConAgra Foods consumer brands include Banquet, Chef Boyardee, Egg Beaters, Healthy Choice, Hebrew National, Hunt’s, Marie Callender’s, Orville Redenbacher’s, PAM and many others. For more information, please visit us at www.conagrafoods.com.

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CONAGRA FOODS

Note on forward-looking statements:

This document contains forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances. The company undertakes no responsibility to update these statements. Readers of this document should understand that these statements are not guarantees of performance or results. Many factors could affect the company’s actual results and cause them to vary materially from the expectations contained in the forward-looking statements. These factors include, among other things, future economic circumstances, industry conditions, the company’s ability to execute its operating and restructuring plans, availability and prices of raw materials, product pricing, competitive environment and related market conditions, operating efficiencies, the ultimate impact of recalls, access to capital, actions of governments and regulatory factors affecting the company’s businesses and other risks described in the company’s reports filed with the Securities and Exchange Commission. The company cautions readers not to place undue reliance on any forward-looking statements included in this document, which speak only as of the date made.

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